                                  EXHIBIT 10.19
                         SODEXHO MARRIOTT SERVICES, INC.
                   SEVERANCE AGREEMENT WITH CHARLES D. O'DELL

                               SEVERANCE AGREEMENT

                  This SEVERANCE AGREEMENT (this "Agreement"), dated as of May 3, 1999, is between SODEXHO MARRIOTT SERVICES, INC., a Delaware corporation (the "Company") and CHARLES D. O'DELL ("O'Dell").
                  WHEREAS, the Company was formed on March 27, 1998 as a result of a series of transactions (the "Transaction") in which the company that was previously known as Marriott International, Inc. ("Old Marriott") completed a distribution of its lodging and other related businesses to its shareholders and the remaining food and facilities management businesses of Old Marriott were combined with the North American operations of Sodexho Alliance, S.A. to form the Company.
                  WHEREAS, in connection with the Transaction, the Company and O'Dell entered into an Employment Agreement dated March 30, 1998 (the "Employment Agreement") under which O'Dell became the President and Chief Executive Officer of the Company.
                  WHEREAS, O'Dell holds 60,922 shares of the Company's common stock, par value $1.00 per share (the "Common Stock") that are subject to Deferred Stock Agreements between O'Dell and the Company (which were initially entered into by Old Marriott or its predecessor, Marriott Corporation), dated as of April 26, 1985, February 6, 1986 and November 2, 1995 (the "Deferred Stock Agreements").
                  WHEREAS, O'Dell holds 15,231 shares of Common Stock pursuant to the Restricted Stock Agreement between O'Dell and the Company dated October 14, 1993 (the "Restricted Stock Agreement").
                  WHEREAS, O'Dell holds options to purchase up to an aggregate of 217,778 shares of Common Stock pursuant to the stock option agreements identified on Schedule A hereto (the "Stock Option Agreements").
                  WHEREAS, O'Dell holds an option to purchase up to 152,266 shares of Common Stock granted pursuant to the "Supplemental Long-Term Incentive Plan" referenced in the March 20, 1997 memorandum from J.W. Marriott, Jr. to O'Dell (the "Supplemental Option").
                  WHEREAS, in his capacity as President and Chief Executive Officer of the Company, O'Dell is entitled to participate in certain other employee benefit plans and receives certain perquisites and benefits provided by the Company.
                  WHEREAS, O'Dell and the Company jointly and amicably agree that O'Dell shall resign as President and Chief Executive Officer and therefore terminate his employment and service with the Company and its subsidiaries.
                  WHEREAS, O'Dell and the Company desire to set forth the terms and conditions of their joint and amicable agreements regarding the resignation of O'Dell, the termination of O'Dell's employment and service with the Company and its subsidiaries, the terms of their relationship after O'Dell's resignation and the effect of such resignation and termination on the Employment Agreement, the Deferred Stock Agreements, the Restricted Stock Agreement, the Options and the Supplemental Option.
                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

   1.   Resignation From and Termination of Employment.
     (a) The Company and O'Dell agree that O'Dell's last day of employment with the Company under the Employment Agreement shall be June 3, 1999 (the "Termination Date"), however, the Company shall retain O'Dell on its payroll for the sole purpose of implementing this Severance Agreement in accordance with the terms hereof. O'Dell resigns immediately from all of his offices and positions with the Company and its subsidiaries including, without limitation, his position as a member of the Board of Directors, President and Chief Executive Officer of the Company. O'Dell shall take no official action in the name and on behalf of the Company or any of its subsidiaries nor have any authority to bind the Company or any of its subsidiaries after the date hereof. O'Dell agrees to execute and deliver to the Company and its subsidiaries such documents concerning such resignation and termination as may be reasonably requested by the Company or any of its subsidiaries from time to time.
     (b) O'Dell and the Company agree that, notwithstanding anything in the Employment Agreement or any other agreement, oral or written, express or implied, to the contrary, the payments and provisions set forth in this Agreement accurately reflect all of the compensation, benefits and perquisites payable or otherwise to be provided to, or for services of, O'Dell by the Company before, at or after the Termination Date and that O'Dell is not entitled to any compensation, benefits, payments or perquisites from the Company except as set forth in this Agreement.

   2. Further Assistance. O'Dell agrees to make himself reasonably available to the Company relating to his prior services as an employee of the Company under the Employment Agreement including, but not limited to, assisting the Company and acting as a witness in connection with any pending or threatened litigation or other legal proceeding with respect to which the Company reasonably determines his participation to be necessary and responding to questions and inquiries with respect to such prior services. Such assistance will be without compensation to O'Dell except for compensation provided herein. However, O'Dell will be reimbursed for any out-of-pocket expenses he incurs in providing such assistance.
   3. Payments on Termination. The Company shall continue to retain O'Dell on its payroll for a period of twenty-four (24) months after the Termination Date (the "Benefits Period") for purposes of making certain of the payments and providing certain of the benefits required to be made or provided pursuant to this Agreement.
     (a) Accrued Salary and Expenses. The Company shall pay to O'Dell his base salary, and shall reimburse his business expenses incurred on behalf of the Company, through the date hereof, in the same manner as the Company has previously made such payments.
     (b) Base Salary. The Company shall continue to pay to O'Dell his current base salary, less ordinary payroll deductions, from the date hereof through the Benefits Period.
     (c) Bonus Compensation. Promptly after the Termination Date, the Company shall pay to O'Dell a pro-rata portion his target bonus for 1999, which amount shall be equal to $365,750 multiplied by a fraction, the numerator of which shall be the number of calendar days constituting the period from the first day of the Company's fiscal year 1999 through the day prior to the Termination Date, inclusive, and the denominator of which shall be 371 (representing the number of calendar days in such fiscal year).
     (d) Vacation and Sick Days. Promptly after the Termination Date, the Company shall pay to O'Dell (1) a pro rata portion of his current base salary for any accrued and unused, and vested vacation days through the Termination Date and (2) in lieu of payment for sick and personal days, O'Dell's current base salary for ten work days.
 (e) Severance Payments. The Company shall pay to O'Dell an aggregate cash amount of $1,000,000, less any applicable payroll deductions, in two installments of $500,000 each on the first and second anniversaries of the Termination Date.
   4. Effect on Employment Agreement. Except as otherwise provided in this paragraph, the Employment Agreement shall be terminated as of the date hereof and shall be of no further force or effect.
     (a) The Company and O'Dell each hereby waive the provisions of Section 3(d) of the Employment Agreement.
     (b) Sections 5(a), 5(d), 5(g), 5(h), 5(i), 5(j), 5(k) and 5(l) of the
Employment Agreement shall remain in full force and effect until the expiration of the Benefits Period and are incorporated herein by reference.
     (c) Section 5(e) of the Employment Agreement shall remain in full force and effect until the expiration of the Benefits Period and is incorporated herein by reference, except that the second sentence thereof is hereby amended to read in its entirety as follows:
                  "Competition with the business of SMS shall include (i) any business which provides competitive products or services or (ii) which provides internal services within their organization which substitute for, replace or otherwise compete with the services or products supplied by SMS, provided that O'Dell is involved in the provision of such internal services, but shall not include (a) any retail restaurant business or any business involving the sale of food and/or food supplies which retail restaurant or food and/or food supply business does not have as a significant portion of its business the provision of products or services to health care, educational, governmental, corporate, or other similar facilities or institutional accounts; (b) financial services businesses, benefits administration businesses, or employment services businesses (such as Manpower); or (c) food or supply manufacturers or wholesalers (without regard to who their customers are), provided that the amount of business that such manufacturer or wholesaler does with health care, educational, governmental, corporate or other similar institutional food service accounts is not significant."
     (d) Section 5(f) of the Employment Agreement shall remain in full force and effect until the expiration of the Benefits Period and is incorporated herein by reference, except that the second sentence thereof is hereby amended to read in its entirety as follows:
                  "Therefore, prior to the expiration of the Benefits Period (as such term is defined in the Severance Agreement between the Executive and SMS dated as of May 3, 1999), Executive agrees not to directly or indirectly, either for himself or for any other person, firm or corporation, knowingly call on or solicit, or attempt to call on or solicit, any of SMS's customers for the purpose of offering or providing any product or service that would be deemed to compete with or to be similar to SMS's products or services under the standards set forth in Section 5(e) of this Agreement."

   5. Effect on Options.
     (a) The Supplemental Option and all rights and benefits of O'Dell thereunder shall be terminated and canceled as of the Termination Date and thereafter shall be of no further force or effect.
     (b) The Stock Option Agreements and all rights and benefits of O'Dell thereunder shall remain in full force and effect, and the options granted thereby (the "Options") shall continue to vest in accordance with the terms of the Stock Option Agreements, until the expiration of the Benefits Period as if O'Dell's employment by the Company had not terminated. All Options that are vested as of the last day of the Benefits Period shall continue to be exercisable through the original term of the applicable Stock Option Agreement, as if O'Dell's employment by the Company had not terminated. Options that are not vested as of the last day of the Benefits Period shall be canceled and shall be of no further force or effect as of such date.
     (c) Upon O'Dell's request from time to time, the Company will make all reasonable efforts to permit O'Dell to exercise his Options through broker-assisted cashless exercises. To effect a cashless exercise, the written notice of exercise shall direct that the Common Stock certificate or certificates for the shares for which the Option is exercised be delivered to a specified licensed broker acceptable to the Company, as O'Dell's agent, and, at the time the Common Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the exercise price of the Option plus the amounts, if any, of federal and/or other taxes which the Company may be required to withhold with respect to the exercise of the Option, which may be satisfied as provided in Section 9 of this Agreement.
   6. Effect on Deferred Stock Agreements. The parties hereby agree as follows, and the Deferred Stock Agreements shall be deemed amended to the extent necessary to reflect such agreement:
     (a) The Deferred Stock Agreements and all rights and benefits of O'Dell thereunder shall remain in full force and effect, and the stock awards granted thereunder shall continue to vest in accordance with the terms of the Deferred Stock Agreements as if O'Dell's employment had not been terminated, until the expiration of the Benefits Period.
     (b) All shares of Common Stock that are vested under the Deferred Stock Agreements on the last day of the Benefits Period shall be distributed to O'Dell on such date. All shares of Common Stock that have not vested as of the last day of the Benefits Period shall be forfeited. Upon the expiration of the Benefits Period and distribution of the Common Stock as provided in the first sentence of this section, the Deferred Stock Agreements shall be of no further force or effect.
   7. Effect on Restricted Stock Agreement. The parties hereby agree as follows, and the Restricted Stock Agreement shall be deemed amended to the extent necessary to reflect such agreement:
     (a) The Restricted Stock Agreement and all rights and benefits of O'Dell thereunder shall remain in full force and effect, and installments of shares shall continue to be released thereunder in accordance with the terms of the Restricted Stock Agreement as if O'Dell's employment had not been terminated and as if all performance objectives had been satisfied, until the expiration of the Benefits Period.
     (b) All Shares of Common Stock that are vested under the Restricted Stock Agreement on the last day of the Benefits Period shall be delivered to O'Dell on such date. All shares of Common Stock that have not vested as of the last day of the Benefits Period shall be forfeited, and thereafter the Restricted Stock Agreement shall be of no further force or effect.
   8. Host Marriott Corporation Deferred Stock Agreement(s) and Deferred Stock Bonus Plan. The parties agree to request in good faith that Host Marriott Corporation ("HMC") distribute to O'Dell immediately upon expiration of the Benefits Period (a) all securities that are vested under the Deferred Stock Agreement(s) between HMC and O'Dell as of the last day of the Benefits Period and (b) all securities to which O'Dell is then entitled under the HMC Deferred Stock Bonus Plan, as, for both (a) and (b) above, a retiree with twenty (20) years of service.
   9. Tax Withholding. The Company may deduct or withhold, or require O'Dell to remit to the Company, the amount necessary to satisfy the Company's obligation to withhold federal, state or other taxes incurred upon O'Dell's exercise of an Option or upon the distribution or delivery to O'Dell of shares of Common Stock under the Deferred Stock Agreements or the Restricted Stock Agreement. The Company shall be entitled to withhold such amounts from any compensation or other payments then or thereafter payable to O'Dell. In addition, O'Dell may elect to satisfy the tax withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock otherwise issuable to him having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed in connection with the transaction. For this purpose, the Common Stock shall be deemed to have a fair market value per share equal to the closing price of the Common Stock on the New York Stock Exchange or such other primary market in which the Common Stock is then traded, as of the date on which the tax is to be determined.

   10. Termination-Related Expenses.
     (a) The Company will pay for or reimburse O'Dell for the following termination-related expenses to the extent that such expenses are (i) incurred prior to the earlier of 18 months following execution of this Agreement and the commencement of O'Dell's employment as an executive by another employer and (ii) evidenced by appropriate invoices or receipts:
                          (i)      fees and expenses of an outplacement service;
                          (ii) reasonable costs of travel to job interviews, or travel otherwise reasonably related to pursuit of employment; and
                         (iii) cost of reasonable and customary office supplies.
     (b) During the period referred to in Section 10(a) hereof, the Company will provide O'Dell with a reasonably furnished office in a shared executive suite or similar arrangement, with commensurate secretarial and switchboard support, or pay for the cost of O'Dell's use of such office space and support.
     (c) Four months after the date of this Agreement, O'Dell and the Company will discuss in good faith fixing a monthly amount to be paid in lieu of actual cost reimbursements for the items in Sections 10(a)(i), 10(a)(iii) and 10(b).
     (d) The Company will pay the reasonable attorneys' fees and expenses incurred by O'Dell in connection with the negotiation and execution of this Agreement upon receipt of an invoice therefor.
   11. Certain Employee Benefit Plans and Agreements.
     (a) Until the expiration of the Benefits Period (or, if earlier, until O'Dell becomes employed by another employer), O'Dell shall be entitled to participate fully in the Company's 401(k) Plan in accordance with its terms and shall be eligible for matching contributions by the Company in accordance with the provisions of the Plan, to the same extent as other executives of the Company.
     (b) Vested amounts accrued to O'Dell's account under deferred compensation plans of the Company shall be distributed to O'Dell following the expiration of the Benefits Period, in accordance with O'Dell's elections and in accordance with the terms of such plans.
     (c) Until the expiration of the Benefits Period, the Company shall continue to make available to O'Dell coverage under the Company's health and dental insurance plans on the same terms as such benefits are made available to other executives of the Company.
     (d) After the expiration of the Benefits Period, O'Dell shall have the option to convert and continue his health and dental insurance coverage, at his sole expense and at then current rates for a period not to exceed 24 months after the expiration of the Benefits Period in accordance with the rules and procedures of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").
     (e) Any coverage under disability or accidental death and dismemberment insurance plans currently provided to O'Dell by the Company shall discontinue on the Termination Date.
   12. Certain Perquisites.
     (a) The Company shall pay O'Dell $7,500 on the Termination Date and $7,500 on the first anniversary of the Termination Date in lieu of the current $7,500 executive allowance program.
     (b) Any coverage under business travel life insurance plans currently provided to O'Dell by the Company shall discontinue on the Termination Date.
     (c) The Company shall reimburse O'Dell for costs incurred by O'Dell in connection with travel to one board meeting of the National Restaurant Association and one board meeting of Second Harvest, provided in each case that such meeting occurs in May 1999. The Company shall reimburse O'Dell for costs incurred by O'Dell or his spouse in connection with his spouse's travel to one of these meetings.
     (d) O'Dell's car allowance shall continue until the expiration of the Benefits Period on the same terms that are in effect at the time of this Agreement.
     (e) The Company shall, prior to, on or promptly after the Termination Date, transfer to O'Dell ownership and possession of O'Dell's office computer.
     (f) O'Dell shall remain eligible to participate in the Marriott/Sodexho Marriott umbrella plan for cellular phones to the same extent and on the same terms as other executives of the Company.

   13. Releases.
     (a) O'Dell, on behalf of himself and his heirs, executors, administrators, successors and assigns, forever releases and discharges the Company, Marriott International, Inc., Host Marriott Corporation and Sodexho Alliance, S.A., and their respective agents, officers, employees, directors, stockholders and affiliates, and the respective successors and assigns of each of the foregoing persons and entities, from and against any and all claims, damages, lawsuits, actions, causes of action, and liabilities whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, including but not limited to, all claims arising from or in any way connected with O'Dell's employment by the Company and the termination of O'Dell's employment with the Company, but excluding any claims, damages or liabilities associated with any breach by any of the foregoing parties after the date hereof of the terms of this Agreement or any agreement referred to herein to the extent that such agreement remains in effect after the date hereof. This release includes, but is not limited to, rights or claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act and any other federal, state or local statutes or common-law rights of action prohibiting employment discrimination based on sex, race, color, national origin, religion, handicap or veteran status or otherwise concerning O'Dell's employment. O'Dell also agrees not to sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against any person or entity released herein in any federal, state, District of Columbia or other court, administrative agency or other forum concerning any claims released herein. Notwithstanding anything to the contrary contained in this Agreement, if O'Dell is a party or is added or joined as a party to any suit or proceeding, whether civil, criminal, administrative or investigative by reason of any acts or omission prior to the date of this Agreement, or by reason of the fact that he was a director, officer, employee, or agent of the Company at any time prior to the date of this Agreement, the indemnification and insurance provisions contained in the Company's By-Laws (as such By-Laws consist as of the Termination Date) shall continue to apply to O'Dell, and O'Dell does not release any claims with respect to such indemnification. If O'Dell is sued or made a party to a suit or proceeding by a bona fide third party by reason of any acts or omission related to the Company prior to the date of this Agreement, or by reason of the fact that he was a director, officer, employee, or agent of the Company at any time prior to the date of this Agreement, then notwithstanding the provisions of this paragraph, O'Dell will not be prevented from taking any action in connection with such suit or proceeding with respect to any person otherwise released. O'Dell's release contained in this Section as to Sodexho Alliance, S.A., Marriott International, Inc., and Host Marriott Corporation shall be conditional upon O'Dell's receipt of a release, respectively, from each of those companies in a form consistent with Section 13(c) of this Agreement.
     (b) O'Dell acknowledges that he has carefully read this Agreement which includes the release set forth in Section 13(a) (the "Release of Claims") and fully understands all of its terms. O'Dell is signing this Agreement voluntarily and with full knowledge of its significance and acknowledges that he has not relied upon any representation or statement, written or oral, not set forth in this Agreement.
     (c) The Company, on behalf itself and its subsidiaries and their respective successors and assigns, forever releases and discharges O'Dell from and against any and all claims, damages, lawsuits, actions, causes of action, and liabilities whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, including but not limited to all claims arising from or in any way connected with O'Dell's employment by the Company and any subsidiary of the Company and the termination of O'Dell's employment with the Company, but excluding any claims, damages or liabilities associated with any breach by O'Dell after the date hereof of the terms of this Agreement or any agreement referred to herein to the extent that such agreement remains in effect after the date hereof. The Company also agrees not to sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against O'Dell in any federal, state, District of Columbia or other court, administrative agency or other forum concerning any claims released herein.
   14. Injunctive Relief. O'Dell acknowledges and agrees that the compensation, benefits and other entitlements provided to him under this Agreement are adequate consideration for Section 4. O'Dell acknowledges and warrants that he will be fully able to earn an adequate livelihood for himself and his dependents if Section 4 should be specifically enforced against him. O'Dell also acknowledges that the restrictions contained in Section 4 are reasonable and necessary to protect the business and interests of the Company, the Company has relied and is relying upon the enforceability of such restrictions in entering into this Agreement, and any violation of these restrictions will cause substantial irreparable injury to the Company. Therefore, O'Dell agrees that the Company is entitled, in addition to other remedies, to preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of Section 4. The restrictions set forth in Section 4 shall be construed as independent covenants, and the existence of any claim or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions contained in Section 4. O'Dell hereby consents to the jurisdiction over his person of any courts within the State of Maryland with respect to any proceedings in law or in equity arising out of this Agreement. If any court of competent jurisdiction shall hold that the restrictions contained in Section 4 are unreasonable as to time or geographical area, said restrictions shall be deemed to be reduced to the extent necessary in the opinion of such court to make them reasonable.

   15. No Disparagement. O'Dell agrees not to disparage the reputation of the Company or Sodexho Alliance, S.A., any subsidiary or affiliate of either entity, or any and all of the officers, directors, employees, agents or affiliates of any of the foregoing, and will take no steps and make no statements detrimental to the reputation or interests of any such person or entity, or those associated with any such person or entity; provided, however, that O'Dell may make any statements about the foregoing that he is required to make by law. The Company agrees not to disparage the reputation of O'Dell, and not to take any steps or make any statements detrimental to the reputation or interests of O'Dell; provided, however, that the Company may make any statements about O'Dell that it may be required to make by law.
   16. Nondisclosure of this Agreement. The parties hereto agree that they will keep the terms, amounts and facts of this Agreement completely confidential, and will not hereafter disclose any information concerning this Agreement to anyone except their respective attorneys or accountants, including, but not limited to, any past, present, or prospective employees of the Company or any of its parent, subsidiary or related companies or entities, except, in each case, as may be required by law or as permitted in writing by the Company and O'Dell or as may be necessary in furtherance of the agreements hereunder. O'Dell will not, directly or indirectly, discuss the circumstances of his termination with any client or customer of the Company, any securities analyst, securities broker, or any agent or representative of any of the foregoing, and will direct all inquiries to the investor relations staff of the Company.
   17. Cooperation With Legal Process. O'Dell agrees that if he receives a subpoena or is otherwise required by law to provide information to a governmental entity or other person concerning the activities of the Company or his activities in connection with the Company's business, he will immediately notify the General Counsel of the Company of such subpoena or requirement and deliver to the General Counsel of the Company a copy of such subpoena or other notice, unless such disclosure would in the opinion of a recognized legal expert on such matters, be prohibited by law.
   18. Payments and Stock Distributions in the Event of Death. In the event of O'Dell's death, any payments or stock distributions otherwise payable to him under this Agreement shall be paid to the legal representative(s) of his estate.
   19. No Assignments. This Agreement is personal to each of the parties hereto. Neither party may assign or delegate any rights or obligations hereunder (other than by operation of law) without first obtaining the written consent of the other party hereto. However, in the event of the death of O'Dell all rights to receive payments hereunder shall become rights of O'Dell's estate.
   20. Amendment; Modification; Waiver. No amendments or additions to this Agreement shall be binding unless in writing and signed by both of the parties hereto. No delay or failure at any time on the part of the Company or O'Dell in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
   21. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.
   22. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
   23. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

         If to the Company:

         Sodexho Marriott Services, Inc.
         9801 Washingtonian Boulevard
         Gaithersburg, Maryland 20878
         Telecopy No.:  (301) 987-4499
         Attention:  General Counsel

         If to O'Dell:

         Charles D. O'Dell
         10803 Cripplegate Road
         Potomac, Maryland  20854
         Telecopy No.:  (301) 983-1296
         with a copy (which shall not constitute notice) to:

         Bruce S. Mendelsohn, Esq.
         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         1333 New Hampshire Avenue, N.W., Suite 400
         Washington, District of Columbia 20036

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
   24. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior oral or written agreements, commitments or understandings, including the Employment Agreement, with respect to the matters provided for herein, except as otherwise specifically provided herein.
   25. Further Assurance. Each party hereto agrees that, at any time, and from time to time, such party shall execute and deliver such further documents as the other party hereto may reasonably request to effect fully the purposes of this Agreement.
   26. Consent to Jurisdiction. All judicial proceedings brought against the Company arising out of or relating to this Agreement must be brought in a state or federal court of competent jurisdiction in the State of Maryland. By execution and delivery of this Agreement the parties accept for themselves, respectively, and in connection with their properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waive any defense of forum non conveniens and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, in each respect to the maximum extent permitted by law.
   27. Enforceability Representation. Each party to this Agreement represents that this Agreement constitutes the legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.
   28. Consents. Each of the parties further represents that it is not required to submit any notice, report or other filing to or obtain any consent or approval from any governmental authority or third party under any agreement to which the party is a party or under any law to which it is subject in order to execute, deliver and perform this Agreement as contemplated hereby.
   29. Attorney's Fees. In the event of any action by any party arising under or out of, in connection with or in respect of this Agreement, including any participation in bankruptcy proceedings to enforce against a party a right or claim in such proceedings, the prevailing party shall be entitled to reasonable costs, expenses and attorneys' fees incurred in such action. Attorneys' fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.
   30. Interpretation. Each party hereto hereby acknowledges that:
     (a) it or he was represented by counsel and had an opportunity to participate equally in the drafting and negotiations of this Agreement;
     (b) such negotiations were extensive and have been conducted on an arm's length basis;
     (c) O'Dell is sophisticated and has substantial experience in business, financial and legal matters; and
     (d) there are no circumstances surrounding the drafting or negotiations of this Agreement and no other reason that would or should require a court construing this Agreement to construe it more strictly or stringently against one party than against the other party.
   31. Governing Law. This Agreement shall be governed by the laws of the State of Maryland, excluding the choice of law rules thereof.
   32. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but each of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in their names and on their behalf as of the date first above written.




                         SODEXHO MARRIOTT SERVICES, INC.



                         By:      /S/  ROBERT A. STERN
                               -------------------------------------------
                         Name:         ROBERT A. STERN
                               -------------------------------------------
                         Title:        SENIOR VICE PRESIDENT--GEN. COUNSEl
                               -------------------------------------------


                         Date of Execution: May 3, 1999




                         /S/ CHARLES D. O'DELL
                         -------------------------------------------------
                         CHARLES D. O'DELL

                         Date of Execution: May 3, 1999

                                   SCHEDULE A

DATE OF OPTION AGREEMENT      NUMBER OF SHARES SUBJECT TO OPTION AT MAY 3, 1999
------------------------      -------------------------------------------------
June 8, 1998                  85,000
November 6,1997               46,583
November 7, 1996              34,265
November 2, 1995              31,066
November 3, 1994              20,864